                                                                     EXHIBIT 3.3

================================================================================

        NUMBER                                                         SHARES
        **4**                                                          **100**

    -----------------------------------------------------------------
                            TOTAL CONTAINMENT, INC.
                    SERIES A FLOATING RATE PREFERRED STOCK

THE SHARES PRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE.

        This Certifies that     Finloc, Inc.                    is the
                             ----------------------------------
        registered holder of      One Hundred - - - - - - -      Shares of
                             ----------------------------------
SERIES A FLOATING RATE PREFERRED STOCK HAVING THE PREFERENCE AND RIGHTS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES AND EXHIBITS THERETO FILED WITH
THE SECRETARY OF STATE OF THE COMMONWEALTH OF PENNSYLVANIA ON MARCH     , 1998,
A COPY OF WHICH IS ATTACHED HERETO.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____________________day of March A.D. 1998.


                                                TOTAL CONTAINMENT, INC.

                                                By  /s/ Pierre Desjardins
                                                   ----------------------------
                                                    Pierre Desjardins
                                                    Chairman, President and CEO

                        [CERTIFICATE SEAL APPEARS HERE]
================================================================================

================================================================================

        NUMBER                                                         SHARES
        **2**                                                          **100**

    -----------------------------------------------------------------
                            TOTAL CONTAINMENT, INC.
                    SERIES A FLOATING RATE PREFERRED STOCK

THE SHARES PRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE.

        This Certifies that     Finloc, Inc.                    is the
                             ----------------------------------
        registered holder of      One Hundred - - - - - - -      Shares of
                             ----------------------------------
SERIES A FLOATING RATE PREFERRED STOCK HAVING THE PREFERENCE AND RIGHTS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES AND EXHIBITS THERETO FILED WITH
THE SECRETARY OF STATE OF THE COMMONWEALTH OF PENNSYLVANIA ON MARCH     , 1998,
A COPY OF WHICH IS ATTACHED HERETO.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this _____________________day of   March     A.D.   1998.
                                        ----------        ------

                                                TOTAL CONTAINMENT, INC.

                                                By  /s/ Pierre Desjardins
                                                   ----------------------------
                                                    Pierre Desjardins
                                                    Chairman, President and CEO

                        [CERTIFICATE SEAL APPEARS HERE]
================================================================================

================================================================================

        NUMBER                                                         SHARES
        **3**                                                          **100**

    -----------------------------------------------------------------
                            TOTAL CONTAINMENT, INC.
                    SERIES A FLOATING RATE PREFERRED STOCK

THE SHARES PRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE.

        This Certifies that     Finloc, Inc.                    is the
                             ----------------------------------
        registered holder of      One Hundred - - - - - - -      Shares of
                             ----------------------------------
SERIES A FLOATING RATE PREFERRED STOCK HAVING THE PREFERENCE AND RIGHTS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES AND EXHIBITS THERETO FILED WITH
THE SECRETARY OF STATE OF THE COMMONWEALTH OF PENNSYLVANIA ON MARCH     , 1998,
A COPY OF WHICH IS ATTACHED HERETO.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____________________day of _________________ A.D._______.


                                                TOTAL CONTAINMENT, INC.

                                                By  /s/ Pierre Desjardins
                                                   ----------------------------
                                                    Pierre Desjardins
                                                    Chairman, President and CEO

                        [CERTIFICATE SEAL APPEARS HERE]
================================================================================

================================================================================

        NUMBER                                                         SHARES
        **4**                                                          **100**

    -----------------------------------------------------------------
                            TOTAL CONTAINMENT, INC.
                    SERIES A FLOATING RATE PREFERRED STOCK

THE SHARES PRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE.

        This Certifies that     Finloc, Inc.                    is the
                             ----------------------------------
        registered holder of      One Hundred - - - - - - -      Shares of
                             ----------------------------------
SERIES A FLOATING RATE PREFERRED STOCK HAVING THE PREFERENCE AND RIGHTS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES AND EXHIBITS THERETO FILED WITH
THE SECRETARY OF STATE OF THE COMMONWEALTH OF PENNSYLVANIA ON MARCH     , 1998,
A COPY OF WHICH IS ATTACHED HERETO.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____________________day of _________________ A.D._______.


                                                TOTAL CONTAINMENT, INC.

                                                By  /s/ Pierre Desjardins
                                                   ----------------------------
                                                    Pierre Desjardins
                                                    Chairman, President and CEO

                        [CERTIFICATE SEAL APPEARS HERE]
================================================================================

        STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                                 DSCB: 15-1522

     In compliance with the requirements of 54 Pa. C.S. 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.   The name of the corporation is: TOTAL CONTAINMENT, INC.

2. The resolution amending the Articles under 15 Pa. C.S. 1522(b) is set forth in full in Attachment A appended hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa. C.S. 1522 with respect thereto, and (c) any other provision of the Articles is 400 shares.

4. The resolution was adopted by the Board of Directors or an authorized committee thereof on February 20, 1998.

5. The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 5th day of March, 1998.

                                        TOTAL CONTAINMENT, INC.

                                        By: /s/ Pierre Desjardins
                                           -------------------------------
                                                Pierre Desjardins
                                                Chairman, President & CEO

                                                                    Attachment A

                            TOTAL CONTAINMENT, INC.

                          Resolutions with Respect to
                    Series A Floating Rate Preferred Stock
                          of Total Containment, Inc.

        RESOLVED, that pursuant to authority vested in the Board of Directors by Article SIXTH of the Articles of Incorporation, this Board of Directors hereby authorizes the issuance of a series of Preferred Stock of Total Containment, Inc. (the "Company") and hereby fixes the designation and the terms and conditions and relative rights and preferences thereof, in addition to those set forth in the Articles of Incorporation, as follows:

        1.  Designation of Series. The distinctive designation of this series of
            ---------------------
Preferred Stock shall be as follows: "Series A Floating Rate Preferred Stock." The Series A Floating Rate Preferred Stock does not have par value. Each share of the Series A Floating Rate Preferred Stock shall be identical in all respects with the other shares of Series A Floating Rate Preferred Stock.

        2.  Number of Shares. The number of authorized shares of Series A
            ----------------
Floating Rate Preferred Stock shall initially be four hundred (400). Shares of the Series A Floating Rate Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued and the foregoing number of authorized shares shall not be reduced by the number of shares of the Series A Floating Rate Preferred Stock which are redeemed, purchased or otherwise acquired by the Corporation.

        3.  Stated Value. Each share of Series A Floating Rate Preferred Stock
            ------------
shall have a "Stated Value" of Ten Thousand Dollars ($10,000) per share.

     4.    Dividends.
           ---------

           (a) The holders of shares of Series A Floating Rate Preferred Stock shall be entitled to receive, as and if declared by the Board of Directors of the Company, out of any funds legally available for the purpose, dividends which accrue under this Paragraph 4, which shall be paid quarterly in arrears, on the fifteenth day of each April, July, October, and January, with respect to the preceding calendar quarter.

           (b) The shares of Series A Floating Rate Preferred Stock shall accrue dividends upon the Stated Value of such shares at a rate equal to the "Reference Rate" (as hereinafter defined) as in effect on the first day of the second month of each calendar quarter. However, if from time to time any accrued dividends have not been timely paid in accordance with this Paragraph 4 and are in arrears, then the shares of Series A Floating Rate Preferred Stock shall accrue dividends upon the Stated Value of such shares at the "Arrearage Rate" (as hereinafter defined) as in effect on the first day of each calendar quarter, provided, that the Arrearage Rate shall apply from the date from which dividends become in arrears until all dividends then due and owing have been paid. Accrued dividends shall be calculated and paid upon the basis of a 360 day year and equal calendar quarters of 90 days each.

           (c) Unpaid dividends shall cumulate. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

           (d) No cash dividend or other cash distribution shall be declared or paid on shares of common stock or on other stock of the Corporation ranking junior to the Series A Floating Rate Preferred Stock in the payment of dividends unless and until all accrued and unpaid Series A Floating Rate Preferred Stock dividends have been concurrently declared and concurrently paid.

     5.  Reference Rate, etc.  The "Reference Rate" shall be the rate of
         -------------------
interest per annum which the Company does pay (or, if no amounts are outstanding, would pay) on the Company's line of credit borrowings from its commercial bank (CoreStates Bank, N.A. on the date hereof) determined from time to time on the relevant dates specified in Paragraph 4, above. The "Arrearage Rate" shall be equal to the Reference Rate as in effect on the relevant date plus one-half of one percent (0.5%). The full text of the Company's credit agreement with CoreStates Bank, N.A. is on file (and the full text of any future relevant credit agreement shall be on file) at the principal place of business of the Company at A130 North Drive, Oaks, Pennsylvania, 19456, and relevant portions thereof will be provided, on request and without cost, to any shareholder.

     6.  Liquidation Rights.
         ------------------

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Floating Rate Preferred Stock shall be entitled to receive, before any payment in regard to or distribution of the assets of the Company shall be made to or set apart for any class or classes of common stock or other stock of the Company ranking junior to the Series A Floating Rate Preferred Stock in the distribution of liquidation proceeds, an amount equal to the Stated Value per share, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall be entitled to no further payments whatsoever.

            (b) None of the following shall be considered a liquidation, dissolution or winding up of the Company within the meaning of this Paragraph 6:

                (i) a consolidation or merger of the Company with or into any other corporation;

                (ii)  a merger of any other corporation into the Company;

                (iii) a reorganization of the Company;

                (iv) the purchase or redemption of all or part of the outstanding shares of any class or series of the Company;

                (v) a sale or transfer of all or any part of the assets of the Company;

                (vi)  a share exchange to which the Company is a party; or

                (vii) a division of the Company.

      7.    No Conversion. The holders of Series A Floating Rate Preferred Stock
            -------------
shall not have the right to convert such stock into any other shares, whether common stock or other stock ranking senior or junior to the Series A Floating Rate Preferred Stock.

      8.    Redemption.
            ----------

            (a) Right to Redeem. Subject to the limitations set forth in this
                ---------------
Paragraph 8(a), the Company may in its sole and absolute discretion at any time and from time to time redeem some or all outstanding shares of Series A Floating

Rate Preferred Stock at a redemption price equal to the Stated Value per share plus any accrued and unpaid dividends thereon to the redemption date. Redemption shall be made following notice given as hereinafter specified. The redemption price shall be payable in cash. The Company may effect a redemption of some or all outstanding shares of Series A Floating Rate Preferred Stock only if:

                 (i) after giving effect to the redemption, the Company's net tangible assets (which for purposes hereof shall mean the Company's total assets minus its total liabilities and goodwill) is equal to or greater than Four Million Five Hundred Thousand Dollars ($4,500,000) at the end of any fiscal quarter; or

                 (ii) such redemption shall have been approved by the affirmative vote of at least a majority of the members of the audit committee of the Company's Board of Directors who (i) are not employees or officers of the Company, (ii) are independent of the holders of Series A Floating Rate Preferred Stock and, (iii) who have no financial or beneficial interest in the Series A Floating Rate Preferred Stock or in the redemption thereof; and

                 (iii) Such redemption shall have been evidenced by a resolution, certified as true and correct by the appropriate officer of the Company.

            (b)  Notice. Notice of every redemption of shares of Series A
                 ------
Floating Rate Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 5 days prior to the redemption date; but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares to be redeemed. The notice of redemption shall state: (i) the redemption date ("Redemption Date") determined by the Board of Directors of the Company in compliance with subparagraph (a); (ii) the amount of accrued and unpaid dividends on each share and the amount of the redemption price; (iii) that on the Redemption Date the redemption price plus the amount of accrued but unpaid dividends will become due and payable upon each share as of the close of business on the business day prior to such Redemption Date; and (iv) the place or places where certificates representing the shares to be redeemed are to be surrendered for payment of the redemption price.

           (c)   Deposit of Funds. If notice of redemption shall have been duly
                 ----------------
given, and if on or before the Redemption Date specified therein the Company shall have deposited the funds necessary for such redemption with a Qualified Institution (as defined below) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificates for shares so called for redemption shall not have been surrendered for cancellation, and after the Redemption Date, all shares so called for redemption shall no longer be deemed to be outstanding and all other rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such Qualified Institution at any time after the Redemption Date the funds so deposited. Any interest accrued on such funds and not necessary to pay for shares redeemed shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of two years from the applicable Redemption Date shall, to the extent permitted by law, shall be released or repaid to the Company, after which repayment the holders of the shares so called for redemption shall look only to the Company for payment thereof. "Qualified Institution" means a bank or trust company organized and in good standing under the laws of the United States of America or of the State of Pennsylvania, shall be doing business in Pennsylvania, shall have capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption.

          (d) Certain Amendments Prohibited. The provisions of Paragraph 8(a)
              -----------------------------
hereof shall not be amended or superseded, unless such amendment shall have been approved by the affirmative vote of at least a majority of the members of the audit committee of the Company's Board of Directors who (i) are not employees or officers of the Company, (ii) are independent of the holders of Series A Floating Rate Preferred Stock, and (iii) have no financial or beneficial interest in the Series A Floating Rate Preferred Stock or in the redemption thereof. The provisions of Paragraph 8(d) hereof, which specify the manner in which Paragraph 8(a) hereof shall be amended, constitute a covenant between the Company, the holders of the Company's common stock, and the holders of the Series A Floating Rate Preferred Stock.

     9. Voting. The shares of Series A Floating Rate Preferred Stock shall have
        ------
no voting rights whatsoever.